                                                                     Exhibit 5.1

                                 [Form of Opinion of Simpson Thacher & Bartlett]





                                                  January [  ], 2003


Sirius Satellite Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020

Ladies and Gentlemen:

                  We have acted as counsel to Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of 596,669,765 shares of common stock, par value $0.001 per share (the "Exchange Securities"). The Exchange Securities will be offered by the Company in exchange for the various debt securities of the Company described in the Registration Statement.

                  We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board")

Sirius Satellite Radio Inc.            -2-                    January [  ], 2003


has taken all necessary corporate action to authorize and approve the issuance of the Exchange Securities, and (2) upon issuance and delivery in accordance with the terms of the exchange offer approved by the Board, the Exchange Securities will be validly issued, fully paid and nonassessable.

                  We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus and Solicitation Statement included in the Registration Statement.


                                                  Very truly yours,